                                                                     Exhibit 4.5

                                                               EXECUTION VERSION

                            PATENT SECURITY AGREEMENT

     This PATENT SECURITY AGREEMENT (this "Patent Security Agreement") is made this 9th day of September, 2004, among the Grantors listed on the signature pages hereof (the "Grantors"), and The Bank of New York Trust Company, N.A., in its capacity as trustee under the Indenture (as defined below) (the "Trustee").

                                   WITNESSETH:

     WHEREAS, pursuant to (a) that certain Indenture dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture") among Securus Technologies, Inc., a Delaware corporation, as issuer (the "Company"), the subsidiaries of the Company party thereto as guarantors (the "Guarantors") and the Trustee, and (b) the Purchase Agreement dated as of August 18, 2004 (the "Purchase Agreement"), among the Company, the Guarantors, Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated (the "Initial Purchasers"), the Company is issuing $154,000,000 aggregate principal amount of its Second-Priority Senior Secured Notes Due 2011 (the "Notes") which will be guaranteed on a senior secured basis by the Guarantors;

     WHEREAS, in order to induce the Initial Purchasers to enter into the Purchase Agreement and to induce the Initial Purchasers to purchase the Notes, the Grantors have agreed to grant a continuing Lien on the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations, by the granting of the security interest contemplated by the Security Agreement (as defined below);

     WHEREAS, the Trustee is willing to enter into the Indenture, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Trustee, for the benefit of the Noteholders, that certain Security Agreement dated as of September 9, 2004 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"); and

     WHEREAS, pursuant to the Security Agreement, the Grantor is required to execute and deliver to the Trustee, for the benefit of the Noteholders, this Patent Security Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

     2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. The Grantor hereby grants to the Trustee, for the benefit of the Noteholders, a continuing security interest in all of the Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Patent Collateral"):

     (a) all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

     (b) all reissues, continuations or extensions of the foregoing; and

     (c) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Intellectual Property License.

     3. SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Trustee, for the benefit of the Noteholders, pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Trustee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     4. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. The Grantors shall give prompt notice in writing to the Trustee with respect to any such new patent rights. Without limiting the Grantors' obligations under this Section 4, the Grantors hereby authorize the Trustee unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of such Grantor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend
Schedule I shall in any way affect, invalidate or detract from the Trustee's continuing security interest in all Collateral, whether or not listed on
Schedule I.

     5. COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Patent Security Agreement or any other Note Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

     6. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Trustee pursuant to this Patent Security Agreement are expressly subject and subordinate to the liens and security interests granted to the Administrative Agent (and its permitted successors and assigns), for the benefit of the credit parties, pursuant to the Credit Agreement and the related security documents dated as of September 9, 2004 (as further amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time), by and among the Company, the Administrative Agent, the lenders and the other credit parties party thereto and the other parties party thereto and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Patent Security Agreement, the terms of the Intercreditor Agreement shall govern.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:                              SECURUS TECHNOLOGIES, INC., a Delaware
                                       corporation


                                       By: /s/ Lewis Schoenwettek
                                           ------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       T-NETIX, INC., a Delaware corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       TELEQUIP LABS, INC., a Nevada corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       T-NETIX TELECOMMUNICATIONS
                                       SERVICES, INC., a Texas corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       SPEAKEZ, INC., a Colorado corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President

                                       T-NETIX MONITORING CORPORATION, a
                                       Colorado corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       EVERCOM HOLDINGS, INC., a Delaware
                                       corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       EVERCOM, INC., a Delaware corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       EVERCOM SYSTEMS, INC., a Delaware
                                       corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       FORTUNELINX, INC., a Delaware corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       EVERCONNECT, INC., a Delaware corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President

                                       ACCEPTED AND ACKNOWLEDGED
                                       BY:

                                       THE BANK OF NEW YORK TRUST
                                       COMPANY, N.A., as Trustee


                                       By: /s/ George W. Bemister
                                           -------------------------------------
                                       Name: George W. Bemister
                                       Title: ASSISTANT VICE PRESIDENT

                                   SCHEDULE I
                                       TO
                            PATENT SECURITY AGREEMENT

                       PATENT REGISTRATIONS/ APPLICATIONS

T-NETIX, INC. AND SUBSIDIARIES:

                                                                                               APPLICATN /
  OWNER     COUNTRY  TYPE       CATEGORY                          NAME/TITLE                    REGSTRN #     DATE INIT.  DATE ISS.
----------  -------  ----  ------------------  ---------------------------------------------  -------------   ----------  ---------
T-NETIX     Canada   P     Attomated Phone     Automatic Generation of Billing Records at a       2,007,838                12/14/99
                           Attendant           Telephone Paystation
T-NETIX     Canada   P     Three Way Call      Method and Apparatus for Detecting a               2,291,678     05/29/98
                           Detection           Secondary Destination of a Telephone Call
                                               Based on Changes in Telephone Signal Path
                                               ("Dolphin")
T-NETIX     US       P     Automated Phone     Automatic Validation of Telephone Account          4,890,317     01/23/89   12/26/89
                           Attendant           Numbers
T-NETIX     US       P     Automated Phone     Method and Apparatus for Altering the Access       4,908,852     01/23/89   03/13/90
                           Attendant           Format of Telephone Calls
T-NETIX     US       P     Automated Phone     Method and Apparatus for Downloading Speech        4,920,558     01/23/89   04/24/90
                           Attendant           Files
T-NETIX     US       P     Automated Phone     Automatic Generation of Billing Records at a       4,920,562     01/23/90   04/24/90
                           Attendant           Telephone Paystation
T-NETIX     US       P     Automated Phone     Short Time Validity Storage of a Billing           4,933,965     01/23/89   06/12/90
                           Attendant           Account Number at a Local Telecommunications
                                               Station
T-NETIX     US       P     Automated Phone     Method and Apparatus for Performing an             4,933,966     01/23/89   06/12/90
                           Attendant           Automated Collect Call
Telequip    US       P     Automated Phone     Automated Public Phone Control for Charge and      4,935,956     04/20/89   06/19/90
                           Attendant           Collect Billings
T-NETIX     US       P     Automated Phone     SMDR Translator                                    5,048,079     08/10/00   09/10/91
                           Attendant
T-NETIX     US       P     Automated Phone     Method and Apparatus for Performing an             5,093,858     06/11/90   03/03/92
                           Attendant           Automated Collect Call
T-NETIX     US       P     Automated Phone     Method and Apparatus for Altering the Access       5,113,433     08/29/90   05/12/92
                           Attendant           Format of Telephone Calls
T-NETIX     US       P     Automated Phone     Short Time Validity Storage                        5,131,027     06/11/90   07/14/92
                           Attendant
T-NETIX     US       P     Automated Phone     Method and Apparatus for Performing an             5,319,701     03/04/93   06/07/94
                           Attendant           Automated Collect Call
T-NETIX     US       P     Three Way Call      Methods and Apparatus for Detecting and            5,319,702     07/29/92   06/07/94
                           Detection           Responding to Hook Flash Events Occurring on
                                               a Remote Telephone
T-NETIX     US       P     Automated Phone     Method and Apparatus for Performing an             5,483,581     06/06/94   01/09/96
                           Attendant           Automated Collect Call
T-NETIX     US       P     Integrated          Integrated Commissary Systems                      5,485,507     04/12/94   01/16/96
                           Commissary
T-NETIX     US       P     Integrated Real     Selectively Activated Integrated Real-Time         5,535,261     08/20/93   07/09/96
                           Time Recording      Recording of Telephone Conversations
T-NETIX     US       P     Three Way Call      Method and Apparatus for Detecting an              5,539,812     11/08/94   07/23/96
                           Detection           Attempted Three Way Conference Call on a
                                               Remote Telephone
T-NETIX     US       P     Automated Phone     Computer-Based M&A for Controlling,                5,655,013     08/05/97   08/05/97
                           Attendant           Monitoring, Recording and Reporting Telephone
                                               Access "GOTU" Original
T-NETIX     US       P     Three Way Call      Three Way Call Detection                           5,796,811     03/11/96   08/18/98
                           Detection
T-NETIX     US       P     Three Way Call      Three Way Call Detection By Counting Signal        5,805,685     11/15/95   09/08/98
                           Detection           Characteristics

                                                                                               APPLICATN /
  OWNER     COUNTRY  TYPE       CATEGORY                          NAME/TITLE                    REGSTRN #     DATE INIT.  DATE ISS.
----------  -------  ----  ------------------  ---------------------------------------------  -------------   ----------  ---------
T-NETIX     US       P     Three Way Call      Computer-Based M&A for Controlling,                5,926,533     10/04/96   07/20/99
                           Detection           Monitoring, Recording and Reporting Telephone
                                               Access
T-NETIX     US       P     Automated Phone     Method and Apparatus for Altering the Access       5,960,072     03/04/93   09/28/99
                           Attendant           Format of Telephone Calls
T-NETIX     US       P     Voice Recognition   Automatic Key Word or Phrase Speech                6,064,963     12/17/97   05/16/00
                                               Recognition for the Corrections Industry
T-NETIX     US       P     Three Way Call      Method and Apparatus for Detecting a               6,141,406     05/30/97   10/31/00
                           Detection           Secondary  Destination of a Telephone Call
                                               Based on Changes in the Telephone Signal Path
                                               ("Dolphin")
T-NETIX     US       P     Digital Switch      Telecommunication Resource Allocation System       6,381,321     05/04/98   04/30/02
                           Platform            and Method
T-NETIX     US       P                         Computer-Based M&A for Controlling,                6,560,323     08/01/97   05/06/03
                                               Monitoring, Recording and Reporting Telephone
                                               Access
T-NETIX     US       P     Digital Switch      Telecommunication Resource Allocation System       6,560,325     04/02/02  05/06/03
                           Platform            and Method
T-NETIX     US       P     Three Way Call      Computer-Based M&A for Controlling,                6,611,583     12/29/98   08/26/03
                           Detect              Monitoring, Recording and Reporting Telephone
                                               Access
Telequip    US       P     Integrated Real     System and Method for Remotely Controlling         6,647,096     04/11/00   11/11/03
                           Time Recording      Automated Call Placement Call Monitoring
                                               Functions
T-NETIX     US       P     Integrated Real     Improved Selectivity Activated Integrated          6,665,376     10/23/98   12/16/03
                           Time Recording      Real-time Recording of Telephone
                                               Conversations with Automated Documentation
                                               Consent to Call Recording
T-NETIX     US       P     Inmate Messaging    Inmate Messaging System and Method                 6,665,380     01/11/99   12/16/03
                           System
Telequip    US       P     Automated Phone     Message Screening, Delivery, and Billing           6,668,045     10/30/00   12/23/03
                           Attendant/Voice     System
                           Mail Sys
T-NETIX     US       P     Three Way Call      Advanced Three Way Call Detection System and       6,763,099     11/05/99   07/13/04
                           Detection           Method Using Spread Spectrum Techniques
T-NETIX     PCT/US   P     Three Way Call      Method and Apparatus for Detecting a               98/010954     05/29/98
                           Detection           Secondary Destination of a Telephone Call
                                               Based on Changes in Telephone Signal Path
                                               ("Dolphin")
T-NETIX     PCT/US   P     Off-Site Detention  Off-Site Detention Monitoring System               00/40286      06/30/00
Monitoring                 Monitoring
T-NETIX     US       P     Three Way Call      Computer-Based M&A for Controlling,               09/131,348
                           Detection Plus      Monitoring, Recording and Reporting Telephone
                           Recording           Access
                           + Keyword
                           Recognition
T-NETIX     US       P     Three Way Call      Computer-Based M&A for Controlling,               09/144,313     08/31/98
                           Detection +         Monitoring, Recording and Reporting Telephone
                           recording + key     Access
                           word recognition
Telequip    US       P     File Maintenance    System and Method for Ex Post Facto               09/596,298     06/16/00
                                               Preserving a Recorded Conversation
T-NETIX     US       P     Off-Site Detention  Off-Site Detention Monitoring System              09/607,668     07/01/99
Monitoring                 Monitoring
T-NETIX     US       P     Three Way Call      Method and Apparatus for Detecting a              09/659,366     09/12/00
                           Detection           Secondary  Destination of a Telephone Call
                                               Based on Changes in Telephone Signal Path
                                               ("Dolphin")
T-NETIX     US       P                         Computer-Based M&A for Controlling,               10/327,248     12/19/02
                                               Monitoring, Recording and Reporting
                                               Telephone Access
T-NETIX     US       P     Digital Switch      Telecommunication Resource Allocation System      10/421,990     04/22/03
                           Platform            and Method
T-NETIX     US       P     Three Way Call      Computer Based M&A for Controlling,               10/606,011     06/24/03
                           Detect              Monitoring, Recording and Reporting Telephone
                                               Access
T-NETIX     US       P     New Directions      Biometric Voice Identification                 no number yet     06/24/04

                                                                                               APPLICATN /
  OWNER     COUNTRY  TYPE       CATEGORY                          NAME/TITLE                    REGSTRN #     DATE INIT.  DATE ISS.
----------  -------  ----  ------------------  ---------------------------------------------  -------------  -----------  ---------
T-NETIX     US       P     New Directions      Spam Management System                         no number yet     12/16/03
T-NETIX     US       P     automated phone     Switching Call Types in Real Time              no number yet  Provisional
                           attendant                                                                         filed
                                                                                                             3/11/04

EVERCOM HOLDINGS, INC. AND SUBSIDIARIES:

                                                          APPLICATION/       APP/REG
   GRANTOR      COUNTRY              PATENT             REGISTRATION NO.      DATE
-------------   -------   ---------------------------   ----------------   ----------
Evercom           USA     System and Method for             6,636,59t      10/21/2003
Systems, Inc.             Affecting Inmate Conduct
                          with Good Behavior Discount
                          Telephone Rates
Evercom           USA     System and Method for             6,369,977      10/26/2003
Systems, Inc.             Reverse Billing of a
                          Telephone Call
Evercom           USA     Method for Determining            6,639,978      10/28/2003
Systems, Inc.             an Entity Responsible for
                          Billing a Called Party
Evercom           USA     Three-Way Call Detection          5,768,355      6/16/1998
Systems, Inc.             System

Categories for Patent Applications Filed:

              CATEGORY                 NUMBER FILED                  IDENTIFIER
------------------------------------   ------------   ---------------------------------------
Jail Processor                               5         6. Unauthorized call detection
                                                       7. RCF
                                                       8. CAM Connect
                                                       9. Identification/Authentication
                                                      10. Unauthorized Call Detection II
Nodal/Central Architecture                   3         4. Information Management and Movement
                                                       5. Dynamic Networking
                                                       6. Centralized Processing
Communications Throughput and Bad           10        10. Revenue Risk Management
Debt/Revenue Risk Management                          11. Queued Revenue
                                                      12. Call Management
                                                      13. Enhanced Risk Management
                                                      14. Smart Rev-Up
                                                      15. Rev-Up
                                                      16. Encompass(TM)
                                                      17. EverReach(TM)
                                                      18. Commerce
                                                      11. Recidivism Reduction
Inter-Jail/Inter-Agency Applications         2         3. ElectronicDragnet(TM)
                                                       4. ElectronicDragnet(TM) II

                                 PATENT LICENSES

T-NETIX, INC. AND SUBSIDIARIES:

Licensing Agreements:

Intellectual Property Licenses (Inbound):

2/25/94 Technology Licensing Agreement - People's Telephone, Intellicall

8/10/94 Gateway and DNA Enterprises, Inc. (amended 6/26 and 9/29, 2003)

12/22/94 Gateway and Datalight, Incorporated

11/28/95 T-Netix, Inc. and Communications Equipment and Engineering Corporation

4/3/96 Ameritech Services, Inc. and Gateway

8/8/00 T-Netix Monitoring and Sentencing Alternatives, a division of CSSS, Inc.

11/2/00 T-Netix Monitoring and Tracking Systems Corporation

7/22/02 T-Netix and Speech Works International License Agreement

9/30/02 TELEQUIP and Scansoft, Inc.

12/10/02 CCH Incorporated and T-Netix, Inc.

9/29/03 T-Netix, Inc. and Fast-Talk Communications, Inc.

Intellectual Property Licenses (Outbound):

10/26/94 Settlement and Patent License Agreement - Elcotel, Intellicall, Gateway

3/31/94 T-Netix, Inc., TTS and Ameritech Services, Inc. (amended 3/31/99, 7/1/99 and 2/14/03).

4/2/96 Patent License Agreement - Gateway, Intellicall, MCI

8/20/96 Patent License Agreement - Gateway, VAC

12/1/96 Gateway Technologies, Inc. Patent Licensing Agreement - Gateway,
   Ameritech

12/1/96 Gateway and Ameritech Services, Inc.

9/6/00 T-Netix Monitoring and CSSS Incorporated

10/19/00 T-Netix Monitoring and Global Watch Incorporated

10/25/00 T-Netix, Inc. and Voicebank AG

5/16/01 Patent Purchase and Grantback Agreements - T-Netix, Inc., Wireless
   WebConnect! Inc.

4/3/02 T-Netix, Inc. and an unidentified license (Agreement not dated. The fax record indicates that the document was faxed on 4/3/02).

4/25/02 T-Netix, Inc. and Digital Technologies 2000

10/2/02 T-Netix, Inc. and Innovative Alternatives to Incarceration

10/27/02 T-Netix, Inc. and Benchmark Detention Systems, Inc.

7/17/03 TELEQUIP and Cincinnati Bell Public Communications LLC

9/5/03 Patent License Agreement - T-Netix, Inc., Global Tel*Link Corp.

Intellectual Property Licenses (Cross):

4/17/93 Gateway and Intellicall, Inc. (Amended 6/3/94 and 6/3/97)

9/26/94 Patent Cross-License Agreement - Protel, Intellicall, Gateway

EVERCOM HOLDINGS, INC. AND SUBSIDIARIES:

Pursuant to the terms of the Asset Purchase Agreement, dated as of December 22, 2003, by and between Evercom Systems, Inc. and Science Dynamics, Inc., Science Dynamics assigned to Evercom Systems their patented Three-way Call Detection System and Public Telephone with Voice Over Internet Protocol Transmission and related software.

Software License Agreement, dated as of December 22, 2003, by and between Evercom Systems and Science Dynamics, Inc. pursuant to which Science Dynamics designed certain software for Evercom on a work-for-hire basis and Evercom granted specific rights in such software to Science Dynamics.

License-Back Agreement, dated as of December 22, 2003, by and between Evercom Systems and Science Dynamics, Inc. pursuant to which Evercom licenses back to Science Dynamics certain rights in their patented Three-way Call Detection System and Public Telephone with Voice Over Internet Protocol Transmission and related software.